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                                                                    EXHIBIT 10.5

                     [ADVANCED GAMING TECHNOLOGY LETTERHEAD]


February 11, 1998

Mr. Robert L. Hunziker
48 Brooks Avenue
Venice, California

Dear Bob:

RE:         COMPENSATION 1996/1997

Further to our recent meeting, in reference to your compensation for the period 29 February 1996 to 30 April 1997.

This will confirm, that during this period total compensation earned by you was US $75,000.00 (US $60,000.00 per annum) and was payable in cash, or common stock, based on the ten (10) trading days average prior to the date compensation shares became due and owing. You were paid $45,000.00 in cash, with the balance by the issuance of 83,014 common shares. At the time you were issued common stock as compensation, the stock value ranged in price from a low of $0.545, to a high of $1.296 per share. Comparing the value of the stock today compared to the time of issuance, there is a shortfall in compensation earned in the amount of $17,548.00.

It has been approved by the Board of Directors that you be compensated for the shortfall of US $17,548.00 by the issuance of 140,384 common shares (US $17,548.00/US $0.125 the closing price of the stock on February 6, 1998). Upon issuance of these shares, compensation earned during 1996 / 1997 has been paid in full, and Advanced Gaming Technology, Inc. has no further obligation to you with respect to this matter.

I trust you find the foregoing to satisfactory. Please acknowledge the foregoing by signing at the bottom of this page.

Regards,

ADVANCED GAMING TECHNOLOGY, INC.

/s/ ROBERT C. SILZER, SR.

Robert C. Silzer, Sr.
Chairman of the Board

I, ROBERT L. HUNZIKER, hereby acknowledge and confirm that upon the issuance of 140,384 common shares, compensation earned during the period 1996 / 1997 will be paid in full and Advanced Gaming Technology, Inc. has no further obligations in this regard.

       2-12-98                               /s/ ROBERT L. HUNZIKER
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        DATE                                    ROBERT L. HUNZIKER